Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

         We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated April 2, 1996, related to the combined financial statements of Silver Diner Development, Inc., Silver Diner Limited Partnership, and Silver Diner Potomac Mills, Inc., as of December 31, 1995 which is contained therein. We also consent to all references to our firm in the Prospectus, including the reference to our firm under the heading "Experts" in the Prospectus.


                                                    REZNICK FEDDER & SILVERMAN


Bethesda, Maryland
August 6, 1996

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